Exhibit 10.1

Execution Copy

SYNVISTA THERAPEUTICS, INC.

NOTE PURCHASE AGREEMENT

February 24, 2009

Synvista Therapeutics, Inc.
221 West Grand Avenue
Montvale, NJ 07645

Ladies and Gentlemen:

1.       Purchase and Sale.  On the Closing Date (as defined herein), Synvista Therapeutics, Inc., a Delaware corporation (the “Company”) hereby agrees to issue and sell to each of the undersigned holders of the Company’s Series B Preferred Stock, $0.01 par value per share (each a “Holder” and, collectively, the “Holders”), a Senior Secured Promissory Note, in the form attached hereto as Exhibit A (each, a “Note” and, collectively, the “Notes”), in the principal amount set forth opposite such Holder’s name on Schedule A.

2.       Closing Date and Payment. The closing (the “Closing”) of the issuance and sale of the Notes shall take place at the offices of the Company at 10:00 a.m. on the date hereof (the “Closing Date”).

3.       Representations and Warranties of each Holder.  Each Holder hereby acknowledges, represents, warrants and/or agrees as follows:

(a)         The sale of the Notes has not been registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), or any state securities laws.  The Holder understands that the offering and sale of the Notes is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Section 4(6) of the Securities Act and the provisions of Regulation D promulgated thereunder;

(b)        The Holder is acquiring the Notes solely for its own account for investment and not with a view to resale or distribution and has no present intention of transferring the Notes to any other person or entity;

(c)         The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act;

(d)         The Holder is a sophisticated investor and has such knowledge and experience in financial, tax, and business matters, including, without limitation, experience in investments by actual participation, so as to enable it to utilize the information made available to it in connection with the offering of the Notes, to evaluate the merits and risks of an investment in the Notes and to make an informed investment decision with respect thereto;

(e)        The Holder is either a natural person or an entity which was not formed for the specific purpose of acquiring the Notes.  With respect to any entity-Holder, the execution, delivery and performance of this Agreement by the Holder have been duly authorized and the Agreement is a valid and legally binding agreement of the Holder;

(f)          The Holder has received all documents requested by the Holder regarding the Company and has reviewed them and believes it is well-informed about the Company;

(g)         The Holder acknowledges that neither the U.S. Securities and Exchange Commission (“SEC”) nor any U.S. state or foreign securities commission has approved the Notes or passed upon or endorsed the merits of the offering;

(h)         The Holder is aware that an investment in the Notes involves a number of very significant risks;

(i)          The Holder must bear the economic risk of the investment indefinitely because the Notes may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available.  Legends shall be placed on the Notes to the effect that they have not been registered under the Securities Act or applicable state securities laws and of the resulting limitations on transfer and that appropriate notations thereof will be made in the Company’s books and stock transfer records;

(j)          The aggregate purchase price of the Notes does not exceed twenty percent (20%) of the investor’s net worth;

(k)         The Holder has taken no action which would give rise to any claim by any person for brokerage commission, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby; and

(l)          The information contained herein is accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of the Notes.

4.       Representations and Warranties of the Company.  The Company hereby acknowledges, represents, warrants and/or agrees as follows:

(a)         Organization, Standing and Qualification of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted and as proposed to be conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which failure to so qualify would materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company.  The resolutions adopted by the directors of the Company on February 20, 2009 authorizing the transactions contemplated by this Agreement have not been amended or modified in any way, have not been rescinded and are in full force and effect on the date hereof.

(b)         Corporate Authority; Enforceability.  The Company has full right, power and authority to issue and sell the Notes as herein contemplated and the Company has full power and authority to enter into and perform its obligations under this Agreement, the Notes, the Security Agreement (defined in Section 7(a)), and the Intellectual Property Security Agreement (defined in Section 7(a)).  The execution and delivery of this Agreement, the Notes, the Security Agreement, and the Intellectual Property Security Agreement by the Company and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by all requisite corporate action, and each of this Agreement, the Notes, the Security Agreement, and the Intellectual Property Security Agreement are a valid and legally binding obligation of the Company; provided, however, (i) that insofar as any foreclosure on the Collateral (as defined in Section 6(a) hereof) would constitute a sale of all or substantially all of the Company’s assets requiring stockholder approval, such stockholder approval has not been obtained, and (ii) that the Company must file a Certificate of Designations with the Secretary of State of the State of Delaware to designate 2,100,000 shares of its currently undesignated Preferred Stock, $0.01 par value per share, as Series B Preferred Stock, in order to make such shares available for the payment to the Holders of dividends on such shares of Series B Preferred Stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), and that, in the event that the dividends payable under the Charter to the Holders are likely to exceed 2,100,000 shares of Series B Preferred Stock, the Company shall be required to include a proposal in the proxy statement for its annual meeting of stockholders to be held in 2009 to amend its Charter to increase the authorized number of shares of Series B Preferred Stock.

(c)         Conflicts.  Subject to Section 4(b)(i) and (ii) above, and to the consent of the Holders to the execution by the Company of this Agreement, the Notes, the Security Agreement and the Intellectual Property Security Agreement, neither the authorization, execution and delivery of this Agreement, the Notes, the Security Agreement, and the Intellectual Property Security Agreement nor the consummation of the transactions herein and therein contemplated, will (i) conflict with or result in a breach of any of the terms of the Company’s Certificate of Incorporation or By-Laws, (ii) violate any judgment, order, injunction, decree or award of any court or governmental body, having jurisdiction over the Company, against or binding on the Company or to which its property is subject, (iii) violate any material law or regulation of any jurisdiction which is applicable to the Company, (iv) violate, conflict with or result in the breach or termination of, or constitute a default under, the terms of any material agreement to which the Company is a party, except for such violations or defaults which do not materially and adversely affect the business, assets, operations or financial condition of the Company, or (v) violate or conflict with the rules and regulations of the NYSE Alternext LLC (the “NYSE Alternext”) applicable to the Company.

(d)         Capitalization. The capitalization of the Company is as set forth on Schedule 4(d) attached hereto.  The Company has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than pursuant to the exercise of employee stock options under the Company’s stock option plans and the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan outstanding as of the date of the most recently filed periodic report under the Exchange Act.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable.  Except for the consents from BIO-RAP Technologies Ltd. (“BIO-RAP”) and from the Holders, no approval or authorization of any stockholder or the Board of Directors of the Company is required for the issuance and sale of the Notes.  The issuance of the Notes pursuant to the provisions of this Agreement will not violate any preemptive rights or rights of first refusal granted by the Company that will not be validly waived or complied with, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Holders through no action of the Company.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e)         Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending, or, to the best knowledge of the Company, threatened against the Company which, if adversely determined, could materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

(f)          Compliance with Laws. The Company is not in violation of any statute, law, rule or regulation, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality, except for such violations or defaults which do not materially and adversely affect the business, assets, operations or condition, financial or otherwise, of the Company.

(g)         Governmental Consents.  Subject to the accuracy of the representations and warranties of the Holders set forth herein, no registration or filing with, or consent or approval of or other action by, any Federal, state or other government agency under laws and regulations thereof as now in effect is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Security Agreement, and the Intellectual Property Security Agreement, and the issuance, sale and delivery of the Notes, other than the filing of a Form D with the SEC and the filings required by state securities law.

(h)         Title. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(i)          Regulatory Matters. The descriptions of the results of the clinical, pre-clinical and other trials, studies and tests as set forth in the SEC Documents (as defined in Section 4(k)), provided to the Holders are accurate in all material respects and fairly present the data derived from such trials, studies and tests. To the Company’s knowledge, with respect to the Collateral, the Company has operated and currently is in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the United States Food and Drug Administration (“FDA”). Except as set forth in the SEC Documents, and except with respect to the Company’s voluntary termination or suspension of the clinical, pre-clinical and other trials, studies and tests with respect to the Collateral, the Company has not received any warning letters or other written correspondence from the FDA and/or any other governmental entity requiring the termination, suspension or modification of any clinical, pre-clinical and other trials, studies or tests that are material to the Collateral, requiring the submission of a Premarket Approval Application with respect to the Collateral, or requiring the withdrawal, suspension of use or material modification of any of the Company’s marketing materials with respect to the Collateral.

(j)          Material License Agreements.  Each of the Material License Agreements (as defined below) is in full force and effect, and neither the Company nor, to its knowledge, the licensor, is in breach of any Material License Agreement and the Company is aware of no circumstances or grounds that would reasonably be expected to give rise to a claim of material breach or right of rescission, termination, revision, or amendment of any Material License Agreement.  Subject to obtaining the consent of BIO-RAP, any consent of the licensor required pursuant to any Material License Agreement in connection with the transactions contemplated by this Agreement, the Security Agreement, and the Intellectual Property Security Agreement has been obtained and is in full force and effect.  As used herein, the term “Material License Agreement” shall mean:  the Exclusive License Agreement dated as of September 28, 2004 by and between Oxis International, a Delaware corporation, and the Company, as amended; the License and Research Agreement dated as of July 12, 2004 by and between BIO-RAP, on its own behalf and on behalf of the Rappaport Family Institute for Research in the Medical Sciences, and the Company, as amended (the “BIO-RAP License Agreement”); the License Agreement dated as of February 1, 2009 by and between MicroCoat GmbH and the Company; the Agreement dated as of January 20, 2009 by and among Roche Diagnostics GmbH, F. Hoffmann-La Roche Ltd., Roche Diagnostic Operations Inc. and the Company; and the License Agreement dated as of June 15, 2004 by and between BIO-RAP and Associated Regional and University Pathologists, Inc. doing business as ARUP Laboratories, as assigned to the Company pursuant to an Assignment Agreement by and between BIO-RAP and the Company dated as of April 1, 2007.

(k)         SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Holders or their respective representatives true, correct and complete copies of each of the SEC Documents not available on the Electronic Data Gathering, Analysis, and Retrieval system of the SEC (“EDGAR”) that have been requested by each Holder.  As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The Company has no liabilities or obligations required to be disclosed in the SEC Documents that are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s business.  The information contained in the Company’s interim balance sheet as of September 30, 2008 is true and correct in all material respects.

(l)          Sarbanes-Oxley; Internal Accounting Controls.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.

(m)        Absence of Changes. Except as disclosed in Schedule 4(m), since September 30, 2008, and except as otherwise disclosed in the SEC Documents, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) outside of the ordinary course of business, or (iii) had capital expenditures, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000). During the two (2) years prior to the date hereof, except as disclosed in the SEC Documents (i) the Common Stock has been designated for quotation on the NYSE Alternext, (ii) trading in the Common Stock has not been suspended by the SEC or the NYSE Alternext and (iii) the Company has received no communication, written or oral, from the SEC or the NYSE Alternext regarding the suspension or delisting of the Common Stock from the NYSE Alternext.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead any creditor or creditors having claims individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000) to do so. The SEC Documents set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(n)         Patents and Trademarks. To the Company’s knowledge, the Company has rights to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with its business as described in the SEC Documents and which the failure to so have would have a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company  (collectively, the “Intellectual Property Rights”). The Company has not received any notice (written or otherwise) that the Intellectual Property Rights used by the Company violate or infringe upon the rights of any other person or entity. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person or entity of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.

(o)         Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company. To the knowledge of the Company, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company.

(p)         Offering.  Assuming the accuracy of the representations and warranties of the Holders contained in Section 3 hereof, the offer, issue, and sale of the Notes are exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of all applicable state securities laws.  Neither the Company nor any authorized agent acting on its behalf will knowingly take any action hereafter that would cause the loss of such exemptions.

(q)         Acknowledgment.  The Company acknowledges that no Holder is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by any Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Holder’s purchase of the Notes.  The Company further represents to each Holder that the Company’s decision to enter into this Agreement, the Security Agreement, and the Intellectual Property Security Agreement and issue the Notes has been based solely on the independent evaluation by the Company and its representatives.

(r)          No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Notes.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Holder or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Holder harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  The Company has not engaged any placement agent or other agent in connection with the sale of the Notes.

(s)         No Integrated Offering.  Neither the Company nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Notes under the Securities Act or cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the NYSE Alternext or any other exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(t)          Disclosure.  All disclosure provided to the Holders with regard to the representations and warranties contained in this Section 4 regarding the Company, its business and the transactions contemplated hereby, furnished in writing by Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(u)         Intellectual Property Rights. To the Company’s knowledge, the Company owns the rights, including all Intellectual Property Rights, to the Collateral free and clear of any license held by third parties and except for obtaining the consent by Bio-Rap, has the ability to assign its rights therein, including pursuant to the Security Agreement and the Intellectual Property Security Agreement, without the consent of any third party.

5.       Affirmative Covenants of the Company.  From and after the Closing Date and so long as the Notes remain outstanding, unless it receives the prior written consent of Holders holding a majority in principal amount of all then outstanding Notes to act to the contrary, the Company shall comply with the following covenants:

(a)         Financial Information.  The Company shall use its commercially reasonable efforts to (1) maintain a system of accounting established and administered in accordance with GAAP consistently applied, and to (2) set aside on its books, all such proper reserves as shall be required by GAAP.  Any Holder may direct the Company by written notice from time to time to provide any or all of the following materials or information in which case the Company shall furnish such materials or information, at the Company’s expense, to such Holder:

   (i)       Unless otherwise filed and available on the EDGAR system, no later than ninety (90) days after the end of each fiscal year starting with the Company’s fiscal year ending December 31, 2009, audited consolidated financial statements of the Company, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit by independent certified public accountants selected by the Company, stating that such financial statements have been so prepared.  The consolidated financial statements of the Company shall contain a balance sheet as of the end of such fiscal year and a statement of operations, cash flows and stockholders’ equity for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year.

  (ii)       Subject to the prior receipt by the Company of a written Regulation FD-compliant confidentiality agreement from the requesting Holder, no later than ninety (90) days following the first day of each fiscal year of the Company, a budget prepared by the Company for each of the four quarters of such fiscal year prepared in the same level of detail as prepared for and delivered to the Company’s Board of Directors for the Company.

  (iii)      Unless otherwise filed and available on the EDGAR system, no later than forty-five (45) days after the end of each of the first three fiscal quarters of the Company’s fiscal year, the Company’s unaudited consolidated balance sheet as of the end of such fiscal quarter and an unaudited consolidated statement of operations and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal or recurring year-end adjustments.

  (iv)      Subject to the prior receipt by the Company of a written Regulation FD-compliant confidentiality agreement from the requesting Holder, no later than thirty (30) days after the end of each calendar month, the Company’s unaudited consolidated interim balance sheet as of the end of such month and the related unaudited consolidated interim statements of operations and cash flows for such one-month period and the portion of the fiscal year through the end of such month, setting forth in each case, in comparative form, figures for the corresponding fiscal periods in the preceding fiscal year (subject to normal year-end audit adjustments and the absence of footnote disclosure).

(b)         Inspections.  The Company shall, and shall cause its Subsidiaries to, furnish to each Holder any information which such Holder may from time to time reasonably request concerning any covenant, provision or condition of this Agreement, the Security Agreement, and the Intellectual Property Security Agreement or the Notes or any matter in connection with the Company’s business and operations.  During normal business hours, upon reasonable notice from Holders holding a majority in principal amount of all then outstanding Notes, and without undue interruption of the Company’s business, the Company shall permit representatives of each Holder, including each Holder’s independent accountants, agents, attorneys, appraisers and any other representatives, to visit and inspect any of the Company’s property, including its books of account, other books and records, and any facilities or other business assets.  The inspections in accordance with the preceding sentence shall be limited to no more than four (4) times each calendar year, and all out-of-pocket costs and expenses of such inspections shall be borne by the applicable Holders; provided, however, that during any period in which an Event of Default (as such term is defined in the Notes) has occurred and is continuing, the number of inspections shall not be limited, and the reasonable, documented out-of-pocket costs and expenses of the inspections during the period in which an Event of Default has occurred and is continuing shall be borne by the Company.  The information and access set forth in this Section 5(b) shall in each case be subject to the Company’s prior receipt of a written Regulation FD-compliant confidentiality agreement from the requesting Holder.

(c)         Compliance with Laws.  The Company shall comply with applicable laws, rules and regulations of all governmental authorities, the violation of which might have a material adverse effect upon its business or financial condition.

(d)         Maintenance of Corporate Existence and Business. The Company will take such commercially reasonable action as may from time to time be necessary to preserve its corporate existence, rights and franchises, maintain its properties in good repair and to comply with the laws of the United States and all states and locations in which the Company shall do business as shall be necessary to permit the Company to conduct its business, and to preserve all of its rights, franchises and privileges.

(e)         Payment of Taxes.  The Company shall (i) timely file all required tax returns; and (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, except to the extent the same are being contested in good faith and for which adequate reserves under GAAP have been established.

(f)          Insurance.  The Company shall maintain insurance in such amounts and covering such risks as are usually and customarily carried with respect to the Collateral and any other assets and property of the Company of a character usually insured by similar entities engaged in the same or similar businesses as the Company.  The Company shall at all times maintain insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers.

(g)         Subordination.  All existing and hereafter arising Indebtedness of the Company shall be subordinated to the Indebtedness and other obligations of the Company under this Agreement and the Notes pursuant to subordination agreements reasonably satisfactory in form and substance to the each Holder, in their sole and absolute discretion.

6.       Conditions to Closing.

(a)         Conditions to the Holders’ Obligations. Each Holder’s obligation to purchase its Notes on the Closing Date is subject to the following conditions:

   (i)        The Company’s representations and warranties contained in Section 4 shall be true and correct on and as of the Closing Date;

  (ii)       The Company shall deliver to each Holder at the Closing an executed Note in the form attached hereto as Exhibit A, respectively, in the original principal amount set forth on Schedule A;

  (iii)      The Company shall deliver to each Holder at the Closing an executed Security Agreement, in the form attached hereto as Exhibit B, among the Company and the collateral agent named therein, as agent for all Holders (the “Collateral Agent”), to secure the Company’s obligations under the Notes (the “Security Agreement”);

  (iv)      The Company shall deliver to each Holder at the Closing an executed Intellectual Property Security Agreement, in the form attached hereto as Exhibit C, among the Company and Collateral Agent, to secure the Company’s obligations under the Notes (the “Intellectual Property Security Agreement”);

  (v)       The Company shall deliver to each Holder at the Closing an executed Preferred Stock Dividend Waiver, in the form attached hereto as Exhibit D, among the Company and the Preferred Stock Holders (the “Waiver”); and

  (vi)     The Company shall deliver a certificate of the Secretary of the Company dated the Closing Date, certifying the incumbency and authority of the officers or authorized signatories of the Company who execute this Agreement, the Security Agreement, the Intellectual Property Security Agreement, and the Notes and the truth, correctness and completeness of the following exhibits which shall be attached thereto:  (i) a copy of resolutions duly adopted by the Board of Directors of the Company, in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement, the Security Agreement, the Intellectual Property Security Agreement, and the Notes and the other documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, as applicable, (ii) a copy of the Certificate of Incorporation of the Company, and all amendments thereto, certified by an appropriate official of the Company’s jurisdiction of incorporation, and (iii) a copy of the By-Laws of the Company.

  (vii)    The opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, dated the Closing Date, and in the form attached hereto as Exhibit E, subject only to such qualifications, limitations or exceptions as may be acceptable to each Holder.

(b)         Conditions to the Company’s Obligations.  The Company’s obligation to issue the Notes to each Holder on the Closing Date is subject to the condition that the Holder’s representations and warranties contained in Section 3 shall be true and correct on and as of the Closing Date.

7.       Other Agreements.

(a)         In the event that the Holders vote to authorize any licensing or strategic alliance transaction between the Company and a third party, involving the grant to that third party of rights to or interests in the collateral that is the subject of the Security Agreement and the Intellectual Property Security Agreement (the “Collateral”), the Holders shall release their Security Interest (as defined in the Security Agreement and the Intellectual Property Security Agreement) in such Collateral to the extent required by such third party.

(b)         At the Holder’s option, the Company shall use up to 20% of any up-front payment, milestone payment or option payment received by it from a third party in the form of cash in connection with any licensing or strategic alliance transaction (whether or not relating to the Collateral) to repurchase shares of Preferred Stock from the Holders at a price of $2.50 per share of Preferred Stock.

(c)         Promptly following the date of this Agreement, the Company shall file a Certificate of Designations with the Secretary of State of the State of Delaware to designate 2,100,000 shares of its currently undesignated Preferred Stock, $0.01 par value per share, as Series B Preferred Stock, in order to make such shares available for the payment to the Holders of dividends on such shares of Series B Preferred Stock, pursuant to the terms of the Charter.  In the event that the dividends payable under the Charter to the Holders are likely to exceed 2,100,000 shares of Series B Preferred Stock, the Company shall include a proposal in the proxy statement for its annual meeting of stockholders to be held in 2009 to amend its Charter to increase the authorized number of shares of Series B Preferred Stock.

(d)         Upon an Event of Default by the Company and if, and only if, the Holders take possession of the Collateral, the Holders shall assume all rights and obligations of the Company under the BIO-RAP License Agreement, and shall execute any amendments to such BIO-RAP License Agreement as BIO-RAP shall reasonably request in order to evidence such assumption.

(e)         The Company shall prepay all amounts which may become due to BIO-RAP under the BIO-RAP License Agreement through December 31, 2009 in advance.

(f)          The Company shall obtain the consent of BIO-RAP to the grant of the security interest by the Company to the Holders pursuant to the Security Agreement and the Intellectual Property Security Agreement in a form reasonably acceptable to the Holders by February 24, 2009.

8.       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

9.       Amendment.  The terms of this Agreement shall not be amended or modified except by a writing signed by the Company and holders of a majority in principal amount of the then outstanding Notes; provided, however, that if there are no Notes then outstanding, this Agreement shall not be amended or modified except by a writing signed by the Company and the Collateral Agent.

10.     Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by overnight courier, with receipt acknowledgment, or (iii) sent by certified mail, return receipt requested, postage prepaid.

If to a Holder:	To its address set forth on Schedule A:

If to the Company:	Synvista Therapeutics, Inc.
221 West Grand Avenue
Montvale, NJ 07645
Fax: (201) 934-0090
Attn: Noah Berkowitz, President

and to:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center
Boston, MA 02111
Fax: (617) 542-2241
Attn: William T. Whelan, Esq.

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day (or if sent overseas, on the second business day) following the day such notice is delivered to the courier service, or (iv) if sent by certified mail, on the 5th business day (or if sent overseas, on the 10th business day) following the day such mailing is made.

11.     Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Holders, except in connection with a transfer or assignment of the Notes in accordance with their terms.

12.     Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal law of the State of New York without regard to its conflicts of laws principles.

13.     Confidentiality.  Each Holder acknowledges and agrees that any information or data it has or will acquire from or about the Company, not otherwise properly in the public domain, was received in confidence.  Each Holder agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use other than in connection with its investment in the Company, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

14.     Authorization of Agent.  Each of the undersigned Holders authorizes the Collateral Agent to act as its agent for all purposes under the Security Agreement and the Intellectual Property Security Agreement and to take any and all actions that such agent deems reasonably necessary, appropriate or advisable under the Security Agreement and the Intellectual Property Security Agreement.  The Collateral Agent shall have the right to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Agreement, the Security Agreement and the Intellectual Property Security Agreement.  The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the gross negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement, the Security Agreement and the Intellectual Property Security Agreement and its duties hereunder and thereunder, upon advice of counsel selected by it.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Holders shall have responsibility for taking any necessary steps to preserve rights against any person or entity with respect to any Collateral.

15.     Fees and Expenses.  The Company shall reimburse the Holders for reasonable legal fees and disbursements in connection with the documentation and implementation of the transactions contemplated by this Agreement, subject to a maximum of Forty Thousand Dollars ($40,000).  Except as otherwise set forth above or in the Security Agreement or the Intellectual Property Security Agreement, each party to this Agreement shall bear its own expenses in connection with the issuance of the Notes to the Holders.  Without limiting the generality of the foregoing, the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees payable to the Agent; and the Company shall pay, and hold each Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

16.     Indemnification. In consideration of each Holder’s execution and delivery of this Agreement, the Security Agreement, the Intellectual Property Security Agreement and the Waiver, to which such Holder may be a party, and each Holder’s acquisition of the Notes hereunder and in addition to all of the Company’s other obligations under this Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Waiver and the Notes (collectively with any other documents contemplated thereby, the “Transaction Documents”), the Company shall defend, protect, indemnify and hold harmless each Holder and each other holder of the Notes and all of their shareholders, partners, members, officers, directors, employees and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, or (ii) the status of such Holder or other holder of the Notes as a lender to or an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

17.     Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Holder confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

18.     Miscellaneous.

(a)      This Agreement, together with the Notes, the Security Agreement, the Waiver and the Intellectual Property Security Agreement, constitute the entire agreement between the Holders and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof; provided, however, (i) any agreement pertaining to confidentiality is not superseded and shall remain in full force and effect, (ii) the Term Sheet (section entitled “Effect of Term Sheet” and “Fees”) shall remain in full force and effect, and (iii) the provisions of the Charter and the Series B Preferred Stock and Warrant Purchase Agreement dated as of April 5, 2007, by and among the Company and the Holders, as amended, regarding the provisions of the Series B Preferred Stock are not superseded and shall remain in full force and effect.

(b)       The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive the execution and delivery hereof and the issuance and delivery of the Notes.

(c)       The Company shall issue new Notes in place of any previously issued Notes alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction (provided that an affidavit of a holder will be satisfactory for such purpose) and the giving of such indemnity as the Company’s Board of Directors may request for the protection of the Company or any transfer agent or registrar.  Upon surrender of any previously issued Notes that has been mutilated, the Company shall issue new Notes in place thereof.

(d)       Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity shall not impair the operation of or affect the remaining portions of this Agreement.

(e)       Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

(f)        This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[Signature Page is Next]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives as of the day and date first written above.

SYNVISTA THERAPEUTICS, INC.

By:	/s/ Noah Berkowitz, M.D., Ph.D.
Name:	Noah Berkowitz, M.D., Ph.D.
Title:	President and Chief Executive Officer

Counterpart Signature Pages
Begin on Next Page

Counterpart Signature Page For Holders

The undersigned hereby agrees to become a party to that certain Note Purchase Agreement dated as of February 24, 2009 (the “Agreement”) among Synvista Therapeutics, Inc., a Delaware corporation (the “Company”) and others.  From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Notes purchased by the undersigned shall be deemed to be “Notes” for all purposes of the Agreement.

Baker/Tish Investments, L.P.
By: Baker/Tisch Capital, L.P. (general partner)
By: Baker/Tisch Capital (GP), LLC, (general partner)

By:	/s/ Julian Baker
Name: Julian Baker
Title: Managing Member

Notes Amount: US$ 16,302.09

Tax ID Number: _______

Address:

667 Madison Avenue
21st Floor
New York, New York 10065

Counterpart Signature Page For Holders

The undersigned hereby agrees to become a party to that certain Note Purchase Agreement dated as of February 24, 2009 (the “Agreement”) among Synvista Therapeutics, Inc., a Delaware corporation (the “Company”) and others.  From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Notes purchased by the undersigned shall be deemed to be “Notes” for all purposes of the Agreement.

Baker Bros. Investments II, L.P.
By: Baker Bros. Capital, L.P., (general partner)
By: Baker Bros. Capital (GP), LLC, (general partner)

By:	/s/ Julian Baker
Name: Julian Baker
Title: Managing Member

Notes Amount: US$ 2,141.40

Tax ID Number: _______

Address:

667 Madison Avenue
21st Floor
New York, New York 10065

Counterpart Signature Page For Holders

The undersigned hereby agrees to become a party to that certain Note Purchase Agreement dated as of February 24, 2009 (the “Agreement”) among Synvista Therapeutics, Inc., a Delaware corporation (the “Company”) and others.  From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Notes purchased by the undersigned shall be deemed to be “Notes” for all purposes of the Agreement.

Baker Brothers Life Sciences, L.P.
By: Baker Brothers Life Sciences Capital, L.P. (general partner)
By: Baker Brothers Life Sciences Capital (GP), LLC, (general partner)

By:	/s/ Julian Baker
Name: Julian Baker
Title: Managing Member

Notes Amount: US$ 1,708,633.80

Tax ID Number: _______

Address:

667 Madison Avenue
21st Floor
New York, New York 10065

Counterpart Signature Page For Holders

The undersigned hereby agrees to become a party to that certain Note Purchase Agreement dated as of February 24, 2009 (the “Agreement”) among Synvista Therapeutics, Inc., a Delaware corporation (the “Company”) and others.  From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Notes purchased by the undersigned shall be deemed to be “Notes” for all purposes of the Agreement.

667, L.P.
By: Baker Biotech Capital, L.P. (general partner)
By: Baker Biotech Capital (GP), LLC (general partner)

By:	/s/ Julian Baker
Name: Julian Baker
Title: Managing Member

Notes Amount: US$ 629,567.27

Tax ID Number: _______

Address:

667 Madison Avenue
21st Floor
New York, New York 10065

Counterpart Signature Page For Holders

The undersigned hereby agrees to become a party to that certain Note Purchase Agreement dated as of February 24, 2009 (the “Agreement”) among Synvista Therapeutics, Inc., a Delaware corporation (the “Company”) and others.  From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Notes purchased by the undersigned shall be deemed to be “Notes” for all purposes of the Agreement.

14159, L.P.
By: 14159 Capital, L.P., (general partner)
By: 14159 Capital (GP), LLC (general partner)

By:	/s/ Julian Baker
Name: Julian Baker
Title: Managing Member

Notes Amount: US$ 55,191.06

Tax ID Number: _______

Address:

667 Madison Avenue
21st Floor
New York, New York 10065

Counterpart Signature Page For Holders

The undersigned hereby agrees to become a party to that certain Note Purchase Agreement dated as of February 24, 2009 (the “Agreement”) among Synvista Therapeutics, Inc., a Delaware corporation (the “Company”) and others.  From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Notes purchased by the undersigned shall be deemed to be “Notes” for all purposes of the Agreement.

Atticus Global Advisors, Ltd.

By:	/s/ Matthew Edmonds
Name: Matthew Edmonds
Title: Director

Notes Amount: US$ 401,972.60

Tax ID Number: _______

Address:

c/o Atticus Capital LP
767 Fifth Avenue
New York, New York 10153

Counterpart Signature Page For Holders

The undersigned hereby agrees to become a party to that certain Note Purchase Agreement dated as of February 24, 2009 (the “Agreement”) among Synvista Therapeutics, Inc., a Delaware corporation (the “Company”) and others.  From and after the undersigned’s execution and delivery and the Company’s acceptance of this Counterpart Signature Page, the undersigned shall be a party to the Agreement and the Notes purchased by the undersigned shall be deemed to be “Notes” for all purposes of the Agreement.

Green Way Managed Account Series, Ltd., in respect of its segregated account, Green Way Portfolio D
By: Atticus Capital LP, its subadvisor

By:	/s/ Matthew Edmonds
Name: Matthew Edmonds
Title: President

Notes Amount: US$ 57,424.66

Tax ID Number: _______

Address:

c/o Atticus Capital LP
767 Fifth Avenue
New York, New York 10153

SCHEDULE A

HOLDERS

Holder Name and Address	Amount of Notes
Baker/Tish Investments, L. P. 667 Madison Avenue 21st Floor New York, New York 10065	$16,302.09
Baker Bros. Investments II, L.P. 667 Madison Avenue 21st Floor New York, New York 10065	$2,141.40
Baker Brothers Life Sciences, L.P. 667 Madison Avenue 21st Floor New York, New York 10065	$1,708,633.80
667, L.P. 667 Madison Avenue 21st Floor New York, New York 10065	$629,567.27
14159, L.P. 667 Madison Avenue 21st Floor New York, New York 10065	$55,191.06
Atticus Global Advisors, Ltd. c/o Atticus Capital LP 767 Fifth Avenue New York, New York 10153	$401,972.60
Green Way Managed Account Series, Ltd., in respect of its segregated account, Green Way Portfolio D c/o Atticus Capital LP 767 Fifth Avenue New York, New York 10153	$57,424.66
Total:	$2,871,232.88

EXHIBIT A

FORM OF SENIOR SECURED PROMISSORY NOTE

See attached.

EXHIBIT B

FORM OF SECURITY AGREEMENT

See attached.

EXHIBIT C

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

See attached.

EXHIBIT D

FORM OF PREFERRED STOCK DIVIDEND WAIVER

See attached.